UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 26, 2016, the board of Great Western Bancorp, Inc. (the “Company”) approved a stock repurchase program wherein the Company may repurchase up to $100 million of its common stock (the “Repurchase Program”). The Repurchase Program permits shares to be repurchased in the open market, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. Repurchases may be made at management’s discretion at prices management considers to be attractive, subject to the availability of stock, general market conditions, the applicable trading price, future alternative advantageous uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The Repurchase Program has no time limit and may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Repurchase Program does not obligate the Company to purchase any particular number of shares. Any shares acquired will be cancelled and become authorized but unissued shares, available for future issuance. A copy of the Company’s press release announcing this stock repurchase program is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On October 27, 2016, the board of directors of the Company declared a dividend of $0.17 per common share payable on November 23, 2016 to stockholders of record as of close of business on November 11, 2016.  A copy of the Company’s press release announcing this dividend is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Exhibit No.	Description

99.1	Press release of the registrant dated October 27, 2016, announcing stock repurchase program.
99.2	Press release of the registrant dated October 27, 2016, announcing dividend declaration.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: October 27, 2016	By: /s/ Peter Chapman
Name: Peter Chapman
Title: Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of the registrant dated October 27, 2016, announcing stock repurchase program.
99.2	Press release of the registrant dated October 27, 2016, announcing dividend declaration.